UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 5, 2016

Date of Report (Date of earliest event reported)

Frank’s International N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-36053	98-1107145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Mastenmakersweg 1

1786 PB Den Helder, The Netherlands

(Address of principal executive offices)

+31 (0)22 367 0000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2016, the board of directors of Frank’s International N.V. (the “Company”) appointed Burney J. Latiolais, Jr., to serve as Executive Vice President, Global Operations, effective October 5, 2016.

In connection with his appointment as the Company’s principal operating officer, Mr. Latiolais will receive (i) an increase in his annual base salary to $400,000, (ii) a cash short term incentive bonus if target achievement for the year is achieved equal to 100% of his annualized base salary, and (iii) an annual long term incentive grant in the form of restricted stock units or performance grants targeted to be awarded at 100% of his annualized base salary.

Mr. Latiolais previously served as the Company’s Senior Vice President, Global Business Development and Sales, a position that he had held since February 2014. Prior to serving in that position, Mr. Latiolais was the Company’s Global Vice President of Drilling Tools and Specialty Products since 2012. Mr. Latiolais joined the Company in 1993 and was promoted to Vice President of Sales and Services in 1995. Mr. Latiolais also serves as Chairman of Frank’s International, LLC’s I.P. Advisory Committee. He has been instrumental in the acquisition of numerous companies throughout his tenure, which include AOTools, LLC (formerly Antelope Oil Tools & Manufacturing Company) and Pilot Drilling Control, Ltd. (PDC). Additionally, he is listed on multiple patents as a result of his contributions to product development. His experience and foresight were instrumental in developing the Company’s Cementation Division. He also played a key role in the development and marketing of many of the tools the Company uses in providing tubular running services. Because of his efforts, Mr. Latiolais introduced the Company to the world of down-hole tools with the creation of the Frank’s International Drilling Technologies Division. Prior to joining the Company, Mr. Latiolais was the Chief Executive Officer of La Tubing Testers and Centralizers, Inc.

There are no understandings or arrangements between Mr. Latiolais and any other person pursuant to which Mr. Latiolais was selected to serve as principal operating officer, other than his employment relationship set forth above. Mr. Latiolais does not have any relationships requiring disclosure under Item 401(d) of Regulation S-K or any interests requiring disclosure under Item 404(a) of Regulation S-K. Mr. Latiolais is eligible to receive grants under the Company’s 2013 Long Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frank’s International N.V.

Date: October 7, 2016	By:	/s/ Alejandro Cestero
Name: Alejandro Cestero
Senior Vice President, General Counsel and Secretary